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                                                                    Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the Annual Report of Link Energy LLC (the "Company") on Form 10-K for the year ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Thomas M. Matthews, Chairman of the Board and Chief Executive Officer of the Company and I, H. Keith Kaelber, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.





/s/ THOMAS M. MATTHEWS                                            March 30, 2004
-------------------------------------------------
Thomas M. Matthews
Chairman of the Board and Chief Executive Officer



/s/ H. KEITH KAELBER                                              March 30, 2004
-------------------------------------------------
H. Keith Kaelber
Executive Vice President and
Chief Financial Officer


         A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

         The foregoing certification is being furnished solely pursuant to
Section 906 of the Act and is not being filed as part of the Report or as a separate disclosure document.